GREENLAND
                                   CORPORATION


                 7084 Miramar Road (Diamond) San Diego, CA 92121

October 27, 1997

Dear Stockholder:

The purpose of this letter is to emphasize the importance to you as a Greenland Corporation Stockholder of the successful passage of the measures detailed in the attached information statement.

The first proposal is to approve the exchange of the Company's wholly-owned subsidiary, GAM Properties, Inc., for Convertible Preferred Stock of Golden Age Homes, Inc. (NASD symbol: GAHI). As you are aware, Greenland has been focused largely on the development and deployment of our AirLink(TM) automated meter reading technology. As a result of increased activity and attention to our technology operations, our real estate interests have tended to de-focus management's attentions. Additionally, without additional working capital, which management believes would be more appropriately used to advance its technology, the GAM subsidiary would continue to have a negative financial effect on the Company.

The second proposal involves approval of an Amendment to the Company's Articles of Incorporation to authorized the issuance of up to 100,000,000 shares of the Company's common stock from its existing 50,000,000 share authorization.
Approval of this measure will enable the Company to pursue capitalization strategies to take advantage of the opportunities associated with our AirLink AMR operations. The Company has begun deploying AirLink pilot systems and requires more technical and marketing staff in order to service current and prospective customers.

Pursuant to earlier stockholder approval, the Company will adopt its name change to AirLink Digital Corporation following the passage of these proposals.

Your Board of Directors has evaluated several alternatives to these proposals and has concluded the proposed courses of action to be in the best interest of the Company and its Stockholders and recommends a VOTE FOR each of the proposals, which are detailed in the attached Information Statement.

To avoid the cost and inconvenience to all stockholders associated with a special stockholders meeting and to attempt to resolves these matters prior to the next annual meeting of stockholders, Greenland is seeking adoption of the proposals through the written consent of the stockholders, in accordance with Nevada Corporation Law. The proposals are very important to the Company and its Stockholders and the vote of a majority of the outstanding shares of Common Stock by written consent is necessary to constitute a quorum for the Proposals. Your vote is very important to the future of the Company. Failure of these proposals could have a material adverse effect on the Company and could result in the inability of the Company to continue as a going concern.

Please review the enclosed information statement carefully and sign the enclosed card to indicate whether you approve or disapprove of the proposed corporate actions. YOUR RESPONSE SHOULD BE RECEIVED NO LATER THAN THE DECEMBER 1, 1997 DEADLINE DESCRIBED IN THE INFORMATION STATEMENT IN ORDER FOR YOUR VOTE TO BE CONSIDERED. MOREOVER, WE REQUEST THAT YOU RESPOND PROMPTLY SO THAT WE MAY RESOLVE THESE MATTERS AT THE EARLIEST POSSIBLE DATE. IF YOU FAIL TO RESPOND BY THE DECEMBER 1, 1997 DEADLINE, YOUR SHARES WILL BE VOTED BY THE BOARD OF DIRECTORS.

If you have any questions, please contact Gerry Berg, Chief Financial Officer, at Greenland during regular business hours.

Sincerely yours,


/s/
ERIC W. GAER
President and Chief Executive Officer

                              GREENLAND CORPORATION





                              INFORMATION STATEMENT

                                  INTRODUCTION

GENERAL INFORMATION FOR STOCKHOLDERS

The Board of Directors of Greenland Corporation, a Nevada corporation (the "Company" or "Greenland") is soliciting the enclosed Proxy for use at a Special Meeting of Shareholders of the Company to be held on December 5, 1997 (the "Special Meeting"). This Proxy statement is being first sent to stockholders on or about October 27, 1997.

Stockholders may state their approval or disapproval of these proposals by so indicating on the accompanying Proxy card, and returning the card in the enclosed self addressed, postage paid envelope so that your Proxy is received on or before December 1, 1997. Only Proxies received on or before December 1, 1997 will be used by the Company to determine whether the proposed actions have received sufficient stockholder approval for adoption. Proxies that are not received by the December 1, 1997 deadline will be voted by the Board of Directors.

Unless contrary instructions are indicated on the Proxy, all shares represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR (1) the approval of the exchange of the Company's shares of its wholly-owned GAM Properties, Inc. subsidiary for Class A Convertible Preferred stock of Golden Age Homes, Inc. ("GAHI" or Golden Age"); and (2) the amendment of the Company's Articles of Incorporation to effect the increase of its authorized common stock from 50,000,000 shares to 100,000,000 shares. No other business may come before the Special Meeting.

A Proxy may be revoked by written notice to the Secretary of the Company at any time prior to the Special Meeting, by executing a later Proxy or by attending the Special Meeting and voting in person.

The Company will bear the cost of solicitation of Proxies. In addition to the use of mails, Proxies may be solicited by personal interview, telephone, or telegraph, by officers, directors, and other employees of the Company.

The Company's mailing address is 7084 Miramar Road, 4th Floor, San Diego, California 92121, which is the address of the Company's offices.

VOTING

Shareholders of record at the close of business on October 22, 1997 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

As of that date 27,817,156 shares of common stock, par value $.001, of the Company ("Common Stock") were outstanding (excluding warrants to purchase 1,528,000 shares), representing the only voting securities of the Company. Each share of Common Stock is entitled to one vote.

Votes cast by Proxy or in person at the Special meeting will be counted by the person appointed by the Company to act as Inspector of Election for the Special Meeting. The Inspector of Election will treat shares represented by Proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote FOR or AGAINST any matter and thus will be disregarded in the calculation of "votes cast". Any unmarked Proxies, including those submitted by brokers or nominees, will be voted FOR the proposals, as indicated in the accompanying Proxy card.

                              GREENLAND CORPORATION





ITEM NO. 1

The proposal is to authorize the exchange of the stock of the Company's wholly-owned GAM Properties, Inc. ("GAM") stock for Class A Convertible Preferred stock of Golden Age Homes, Inc.

Golden Age is a public company whose shares are traded over-the-counter under the symbol GAHI. Golden Age owns a variety of Real estate rental properties in San Diego that are focused on providing home care to the elderly.

On October 15, 1997, the Company entered into a Letter of Intent, which outlines the terms and conditions to be included in a definitive agreement between the Company and Golden Age. Under the terms of the proposed agreement, the Company will transfer and convey its total ownership in GAM to Golden Age in exchange for 340,000 shares of Golden Age Class A Convertible Preferred Stock, convertible, on the two-year anniversary ate from the date of issuance, into Golden Age common stock at a rate equal to $5.00 per share pr 90% of the average bid price of Golden Age common stock on the five days preceding the date of conversion. Alternatively, Golden Age will have the option to call the Class A Convertible Preferred Stock at $5.50 per share within thirty days of the Company's request for conversion. The net effect of the transaction is an exchange of $1,700,000 in assets.

Reasons for the transaction. The Company has operated its GAM subsidiary for the past few years. However, the emphasis of the Company's business plan is on its AirLink automated meter reading technology, which the Company has just begun deploying in three test markets in the United States. GAM has continued to post losses and management believes that GAM will continue to do so without the infusion of significant amounts of working capital. Moreover, GAM operations tend to de-focus management from its AirLink operations. The exchange of GAM assets for equity in Golden Age will not adversely affect the Company's balance sheet and will allow management to focus its attention and the Company's capital on opportunities presented by its AirLink product line.

ITEM NO. 2

The proposal is to amend the Company's Articles of Incorporation to effect the increase of its authorized common stock. The Board of Directors has adopted a resolution proposing that Article FIFTH of Greenland Corporation's Articles of Incorporation be amended to increase the authorized common stock of the Company from 50,000,000 to 100,000,000 shares. The proposed amendment cannot become effective unless it is approved by a majority of the stockholders entitled to vote thereon.

As of October 22, 1997, 27,817,156 shares of common stock, par value $.001, of the Company were outstanding (excluding warrants to purchase 1,528,000 shares). The Company's common stock is presently being traded on the NASD Electronic Bulletin Board under the symbol GLCP.

Reasons for the proposal. The Board of Directors believes that the additional authorization of common stock is advisable and in the best interests of the Company and its stockholders. The quoted prices on the NASD Electronic Bulletin Board for the Company's common stock have been lower than in the past, which has placed pressures upon the Company to issue more shares for capital investment in the Company than in the past. In order for the Company to continue to raise needed capital for ongoing operations and expansion, additional authorized shares will be necessary.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors has adopted and approved the proposals, subject to the requisite approval by the Company's stockholders. The affirmative vote of a majority of the outstanding shares of common stock is required to adopt the proposals. The Board of Directors of the Company has considered the proposals and recommends that the Company's stockholders adopt the proposals as set forth in this Proxy statement.











SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 22, 1997, by (i) each of the Company's named executive officers and directors, and (ii) the Company's named executive officers and directors as a group.

No shareholder is known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities.

For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Unless otherwise indicated, the business address for each of the individuals listed below is the same as that of the Company.

--------------------------------------------------------------------------------
                                    Number of Shares             Percent
Name                               Beneficially Owned      Beneficially Owned
--------------------------------------------------------------------------------

Officers and Directors

Eric W. Gaer1
 President, CEO, Director ...............  746,619                  2.7%

Gerry B. Berg2
 CFO, Director ................... ..      435,020                  1.6%

Michael H. DeDomenico3
 Secretary, Director ......................339,996                  1.2%

Guy R. Nelson4
 Director......................             25,000                  0.1%

Officer and Directors as a group
 (4 persons) ............................1,546,635                 5.6%

--------------------------------------------------------------------------------
         Excluding warrants now exercisable to purchase 500,000 shares of Greenland common stock. Excluding warrants now exercisable to purchase 450,000 shares of Greenland common stock. Excluding warrants now exercisable to purchase 500,000 shares of Greenland common stock. Excluding warrants now exercisable to purchase 28,000 shares of Greenland common stock.



BY ORDER OF THE BOARD OF DIRECTORS


/s/
Michael H. deDomenico
Secretary

San Diego, California
October 27, 1997

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549




SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Filed by the Registrant x/

         Filed by a Party other than the Registrant |_|

         Check the appropriate box:

|_|  Preliminary Proxy Statement    |_| Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2)
x/  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to _240.14a-11(c) or _240.14a-12

                              GREENLAND CORPORATION
                (Name of Registrant as specified in its charter)

                         Commission File Number: 017833


      GREENLAND CORPORATION(Name of Registrant as specified in its charter)

                         Commission File Number: 017833


                   (Name of Person(s) Filing Proxy Statement)



Payment of Filing Fee (Check the appropriate box):

x/  No fee required.
|_| Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:



     (2) Aggregate number of securities to which transaction applies:



(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11. (Set forth the amount on which the filing is calculated and state how it was determined):



     (4) Proposed maximum aggregate value of transaction:



     (5) Total fee paid:



|_|  Fee paid previously with preliminary materials.


|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                              GREENLAND CORPORATION


               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR SPECIAL MEETING OF SHAREHOLDERS ON DECEMBER 5, 1997

The undersigned hereby appoints Eric W. Gaer, Gerry B. Berg, Michael H. DeDomenico, and Guy R. Nelson, and each or any of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned in all matters coming before the Special Meeting of Shareholders of Greenland Corporation to be held at the office of the Company, 7084 Miramar Road, 4th Floor, San Diego, California 92121 at 10:00 AM Pacific Time, on Friday, December 5, 1997, and any adjournments thereof, and to vote as follows:

     ADOPTION OF THE PROPOSAL TO AUTHORIZE THE EXCHANGE OF THE STOCK OF THE COMPANY'S GAM PROPERTIES, INC. SUBSIDIARY FOR CLASS A CONVERTIBLE PREFERRED STOCK OF GOLDEN AGE HOMES, INC.
            FOR |_|     AGAINST |_|    ABSTAIN |_|

     AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK TO 100,000,000 SHARES
            FOR |_|     AGAINST |_|    ABSTAIN |_|

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED ABOVE BY THE SHAREHOLDER.



                                                               NUMBER OF SHARES

---------------------------------------------------       ---------------------

    PLEASE SIGN EXACTLY AS NAME APPEARS BELOW

                                                          ---------------------
                                                            Dated

                     Signature

                     ----------------------------------------------------------
                     Signature


Joint Owners should each sign. Attorneys-in-fact, administrators, custodians, partners, or corporation officers should give full title.

        PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE PROMPTLY.